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                                                                     EXHIBIT 5.1

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


   BOSTON                                                              NEW YORK

  CHICAGO                                                          NORTHERN VIRGINIA

 FRANKFURT                                                           ORANGE COUNTY

  HAMBURG                                                              SAN DIEGO
                                 LATHAM & WATKINS
 HONG KONG                                                           SAN FRANCISCO

   LONDON                        ATTORNEYS AT LAW                   SILICON VALLEY

LOS ANGELES                                                            SINGAPORE
                                    WWW.LW.COM
   MOSCOW                                                                TOKYO

 NEW JERSEY                         __________                     WASHINGTON, D.C.

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April 20, 2001

USinternetworking, Inc.
One USi Plaza
Annapolis, Maryland 21401

            Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

            In connection with the registration by USinternetworking, Inc., a Delaware corporation (the "Company"), of up to 48,658,041 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and certain outstanding warrants issued by the Company on November 13, 2000, December 1, 2000 and December 28, 2000 (the "Warrants"), under the Securities Act of 1933, as amended (the "Act"), on Form S-3 filed with the Commission on February 2, 2001 (File No. 333-55014), as amended by Amendment No. 1 filed with the Commission on March 30, 2001, (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

            Of the Common Stock being registered (collectively, the "Shares"),
(i) 36,029,352 shares of Common Stock are presently issued and outstanding shares of Common Stock (the "Outstanding Shares") and (ii) 12,628,689 shares of Common Stock (the "Warrant Shares") are issuable upon the exercise of the Warrants.

            In our capacity as your counsel in connection with such registration, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.

            We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.



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     555 Eleventh Street, N.W., Suite 1000 o Washington, D.C. 20004-1304
               TELEPHONE: (202) 637-2200 o FAX: (202) 637-2201

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LATHAM & WATKINS
         April 20, 2001
         Page 2



            We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

            Subject to the foregoing, it is our opinion that:

            1. The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

            2. The Warrant Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Warrants, will be validly issued, fully paid and nonassessable.

            3. The Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

            We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                          Very truly yours,



                                          /s /  Latham & Watkins